

<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               126,884
<SECURITIES>                                         1,257,485
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       15,343,694<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           13,778,356
<TOTAL-LIABILITY-AND-EQUITY>                         15,343,694<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     127,158<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     216,802<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (869,143)<F5>
<EPS-BASIC>                                        (25.02)
<EPS-DILUTED>                                        000

<F1>Included  in Total Assets:  Investments in Local Limited  Partnerships,
 net of $12,203,838, Other investments of $1,738,681 and Other assets of $16,806
<F2>Included in Total  Liabilities and Equity:  Accounts  payable to affiliates of $1,544,411 and Accounts payable and accrued expenses of $20,927
<F3>Included in Total Revenues: Investment of $38,012, Accretion of Original
 Issue Discount of $66,174 and Other of $22,972
<F4>Included in Other Expenses:  Asset Management fees of $82,502,  General and administrative of $114,222, Provision for valuation of investments in Local Limited Partnerships of $9,776 and Amortization of $10,302
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of $779,499

